NEWS

Marriott International Reports Second Quarter 2024 Results

•Second quarter 2024 comparable systemwide constant dollar RevPAR increased 4.9 percent worldwide, 3.9 percent in the U.S. & Canada, and 7.4 percent in international markets, compared to the 2023 second quarter;

•Second quarter reported diluted EPS totaled $2.69, compared to reported diluted EPS of $2.38 in the year-ago quarter. Second quarter adjusted diluted EPS totaled $2.50, compared to second quarter 2023 adjusted diluted EPS of $2.26;

•Second quarter reported net income totaled $772 million, compared to reported net income of $726 million in the year-ago quarter. Second quarter adjusted net income totaled $716 million, compared to second quarter 2023 adjusted net income of $690 million;

•Adjusted EBITDA totaled $1,324 million in the 2024 second quarter, compared to second quarter 2023 adjusted EBITDA of $1,219 million;

•The company added roughly 15,500 net rooms during the quarter;

•At the end of the quarter, Marriott’s worldwide development pipeline totaled approximately 3,500 properties and more than 559,000 rooms, including roughly 33,000 pipeline rooms approved, but not yet subject to signed contracts. Over 209,000 rooms in the pipeline were under construction as of the end of the second quarter;

•Marriott repurchased 4.1 million shares of common stock for $1.0 billion in the second quarter. Year to date through July 29, the company has returned $2.8 billion to shareholders through dividends and share repurchases.

For a summary of second quarter highlights, please visit: https://news.marriott.com/static-assets/component-resources/newscenter/earnings/2024/20240731-q2-2024-infographic.pdf.

BETHESDA, MD – July 31, 2024 - Marriott International, Inc. (Nasdaq: MAR) today reported second quarter 2024 results.

Anthony Capuano, President and Chief Executive Officer, said, “Marriott reported strong second quarter results, with net rooms up 6 percent year over year and worldwide RevPAR1 growth of nearly 5 percent, as consumers continued to prioritize travel. International RevPAR increased more than 7 percent,
1All occupancy, Average Daily Rate (ADR) and Revenue Per Available Room (RevPAR) statistics and estimates are systemwide constant dollar. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period. Occupancy, ADR and RevPAR comparisons between 2024 and 2023 reflect properties that are comparable in both years.

with Asia Pacific excluding China leading the way, posting an impressive 13 percent RevPAR increase from the year-ago quarter.

“In the U.S. & Canada, second quarter RevPAR grew nearly 4 percent, with all customer segments growing versus the prior year quarter. Group RevPAR rose nearly 10 percent year over year, with both rate and occupancy increasing in the mid-single digits.

“With a membership base of over 210 million members and growing, Marriott Bonvoy is a key competitive advantage. We remain focused on enhancing the loyalty program’s benefits and finding new ways to engage with our members both on and off property. In June, we announced a collaboration with Starbucks. The number of members who have linked their accounts is already well exceeding our expectations.

“Owner preference for our brands remains strong. We signed nearly 31,000 rooms in the quarter, 75 percent of which were in international markets. Our momentum around conversions continued, accounting for 37 percent of room additions in the quarter. We continue to expand our industry leading global portfolio, and our expectation for net rooms growth remains at 5.5 to 6 percent for full year 2024.

“With our solid financial results and strong cash generation, we have already returned $2.8 billion to shareholders year-to-date through July 29. We expect to return approximately $4.3 billion to our shareholders in 2024 through share repurchases and dividends.”

Second Quarter 2024 Results
Base management and franchise fees totaled $1,148 million in the 2024 second quarter, a 9 percent increase compared to base management and franchise fees of $1,057 million in the year-ago quarter. The increase is primarily attributable to RevPAR increases and unit growth. Non-RevPAR-related franchise fees in the 2024 second quarter totaled $234 million, compared to $206 million in the year-ago quarter. The increase was largely driven by a 10 percent increase in co-branded credit card fees, as well as $13 million of higher residential branding fees.

Incentive management fees totaled $195 million in the 2024 second quarter, compared to $193 million in the 2023 second quarter, and were impacted by weaker results in Greater China, as well as unfavorable foreign exchange. Managed hotels in international markets contributed more than 60 percent of the incentive fees earned in the quarter.

Owned, leased, and other revenue, net of direct expenses, totaled $99 million in the 2024 second quarter, compared to $103 million in the year-ago quarter.

General, administrative, and other expenses for the 2024 second quarter totaled $248 million, compared to $240 million in the year-ago quarter.

Interest expense, net, totaled $164 million in the 2024 second quarter, compared to $141 million in the year-ago quarter. The increase was largely due to higher interest expense associated with higher debt balances.

Marriott’s reported operating income totaled $1,195 million in the 2024 second quarter, compared to 2023 second quarter reported operating income of $1,096 million. Reported net income totaled $772 million in the 2024 second quarter, compared to 2023 second quarter reported net income of $726 million. Reported diluted earnings per share (EPS) totaled $2.69 in the quarter, compared to reported diluted EPS of $2.38 in the year-ago quarter.

Adjusted operating income in the 2024 second quarter totaled $1,120 million, compared to 2023 second quarter adjusted operating income of $1,043 million. Second quarter 2024 adjusted net income totaled $716 million, compared to 2023 second quarter adjusted net income of $690 million. Adjusted diluted EPS in the 2024 second quarter totaled $2.50, compared to adjusted diluted EPS of $2.26 in the year-ago quarter.

Adjusted results excluded cost reimbursement revenue, reimbursed expenses and merger-related charges and other expenses. See page A-3 and page A-11 of the press release schedules for the calculation of adjusted results and the manner in which the adjusted measures are determined in this press release.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $1,324 million in the 2024 second quarter, compared to second quarter 2023 adjusted EBITDA of $1,219 million. See page A-11 of the press release schedules for the adjusted EBITDA calculation.

Selected Performance Information
The company added roughly 15,500 net rooms during the quarter.

At the end of the quarter, Marriott’s global system totaled nearly 9,000 properties, with roughly 1,659,000 rooms.

At the end of the quarter, the company’s worldwide development pipeline totaled 3,509 properties with more than 559,000 rooms, including 208 properties with roughly 33,000 rooms approved for development, but not yet subject to signed contracts. The quarter-end pipeline included 1,127 properties with over 209,000 rooms under construction. Fifty-seven percent of rooms in the quarter-end pipeline are in international markets.

In the 2024 second quarter, worldwide RevPAR increased 4.9 percent (a 4.0 percent increase using actual dollars) compared to the 2023 second quarter. RevPAR in the U.S. & Canada increased 3.9 percent (a 3.9 percent increase using actual dollars), and RevPAR in international markets increased 7.4 percent (a 4.2 percent increase using actual dollars).

Balance Sheet & Common Stock
At the end of the quarter, Marriott’s total debt was $13.1 billion and cash and equivalents totaled $0.3 billion, compared to $11.9 billion in debt and $0.3 billion of cash and equivalents at year-end 2023.

Year to date through July 29, the company has repurchased 10.4 million shares for $2.5 billion.

Company Outlook
The company’s updated outlook includes a narrowing of the RevPAR growth range for full year 2024, primarily as a result of a weaker operating environment in Greater China, as well as marginally softer expectations in the U.S. & Canada.

	Third Quarter 2024 vs Third Quarter 2023	Full Year 2024 vs Full Year 2023
Comparable systemwide constant $ RevPAR growth
Worldwide	3% to 4%	3% to 4%

Year-End 2024 vs Year-End 2023
Net rooms growth	5.5% to 6%

($ in millions, except EPS)	Third Quarter 2024	Full Year 2024
Gross fee revenues	$1,275 to $1,290	$5,130 to $5,180
Owned, leased, and other revenue, net of direct expenses	Approx. $75	$345 to $350
General, administrative, and other expenses	$250 to $240	$1,030 to $1,020
Adjusted EBITDA[1,2]	$1,225 to $1,250	$4,950 to $5,015
Adjusted EPS – diluted[2,3]	$2.27 to $2.33	$9.23 to $9.40
Investment spending[4]		$1,000 to $1,200
Capital return to shareholders[5]		Approx. $4,300
1See page A-12 and page A-13 of the press release schedules for the adjusted EBITDA calculations.
2Adjusted EBITDA and Adjusted EPS – diluted for third quarter and full year 2024 do not include cost reimbursement revenue, reimbursed expenses, merger-related charges and other expenses, or any asset sales that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.
3Assumes the level of capital return to shareholders noted above.
4Includes capital and technology expenditures, loan advances, contract acquisition costs, and other investing activities.

5Factors in the purchase of the Sheraton Grand Chicago and underlying land for $500 million, $200 million of which is included in investment spending. Assumes the level of investment spending noted above and that no asset sales occur during the year.

Marriott International, Inc. (Nasdaq: MAR) will conduct its quarterly earnings review for the investment community and news media on Wednesday, July 31, 2024, at 8:30 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click on “Events & Presentations” and click on the quarterly conference call link. A replay will be available at that same website until July 31, 2025.

The telephone dial-in number for the conference call is US Toll Free: 800-274-8461, or Global: +1 203-518-9843. The conference ID is MAR2Q24. A telephone replay of the conference call will be available from 1:00 p.m. ET, Wednesday, July 31, 2024, until 8:00 p.m. ET, Wednesday, August 7, 2024. To access the replay, call US Toll Free: 800-695-1564 or Global: +1 402-530-9025.

Note on forward-looking statements: All statements in this press release and the accompanying schedules are made as of July 31, 2024. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to our RevPAR, rooms growth and other financial metric estimates, outlook and assumptions; shareholder returns; our Marriott Bonvoy program; our development pipeline; owner preference for our brands; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we describe in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (Nasdaq: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of nearly 9,000 properties across more than 30 leading brands in 141 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy®, its highly awarded travel program. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on X and Instagram.

Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on its investor relations website at www.marriott.com/investor or Marriott's news center website at www.marriottnewscenter.com, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

MEDIA & INVESTOR RELATIONS CONTACTS:
Melissa Froehlich Flood
Senior Vice President, Global Corporate Communications & Public Policy
Marriott International
newsroom@marriott.com

Jackie Burka McConagha
Senior Vice President, Investor Relations
Marriott International
jackie.mcconagha@marriott.com

Betsy Dahm
Vice President, Investor Relations
Marriott International
betsy.dahm@marriott.com

IRPR#1
Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
SECOND QUARTER 2024 AND 2023
($ in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	June 30, 2024	June 30, 2023	Reported 2024 vs. 2023
REVENUES
Base management fees	$330	$318	4
Franchise fees[1]	818	739	11
Incentive management fees	195	193	1
Gross Fee Revenues	1,343	1,250	7
Contract investment amortization[2]	(27)	(22)	(23)
Net Fee Revenues	1,316	1,228	7
Owned, leased, and other revenue[3]	395	390	1
Cost reimbursement revenue[4]	4,728	4,457	6
Total Revenues	6,439	6,075	6

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct[5]	296	287	(3)
Depreciation, amortization, and other[6]	47	48	2
General, administrative, and other[7]	248	240	(3)
Merger-related charges and other	8	38	79
Reimbursed expenses[4]	4,645	4,366	(6)
Total Expenses	5,244	4,979	(5)

OPERATING INCOME	1,195	1,096	9

Gains and other income, net[8]	4	2	100
Interest expense	(173)	(140)	(24)
Interest income	9	(1)	*
Equity in earnings[9]	5	7	(29)

INCOME BEFORE INCOME TAXES	1,040	964	8

Provision for income taxes	(268)	(238)	(13)

NET INCOME	$772	$726	6

EARNINGS PER SHARE
Earnings per share - basic	$2.70	$2.39	13
Earnings per share - diluted	$2.69	$2.38	13

Basic Shares	285.8	303.6
Diluted Shares	286.7	305.0

* Calculated percentage is not meaningful.
[1] Franchise fees include fees from our franchise and license agreements, application and relicensing fees, timeshare and yacht fees, co-branded credit card fees, and residential branding fees.
[2] Contract investment amortization includes amortization of capitalized costs to obtain management, franchise, and license contracts and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our property owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5] Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7] General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
SECOND QUARTER YEAR-TO-DATE 2024 AND 2023
($ in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Six Months Ended	Six Months Ended	Better/(Worse)
	June 30, 2024	June 30, 2023	Reported 2024 vs. 2023
REVENUES
Base management fees	$643	$611	5
Franchise fees[1]	1,506	1,378	9
Incentive management fees	404	394	3
Gross Fee Revenues	2,553	2,383	7
Contract investment amortization[2]	(50)	(43)	(16)
Net Fee Revenues	2,503	2,340	7
Owned, leased, and other revenue[3]	752	746	1
Cost reimbursement revenue[4]	9,161	8,604	6
Total Revenues	12,416	11,690	6

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct[5]	582	568	(2)
Depreciation, amortization, and other[6]	92	92	—
General, administrative, and other[7]	509	442	(15)
Merger-related charges and other	16	39	59
Reimbursed expenses[4]	9,146	8,502	(8)
Total Expenses	10,345	9,643	(7)

OPERATING INCOME	2,071	2,047	1

Gains and other income, net[8]	8	5	60
Interest expense	(336)	(266)	(26)
Interest income	19	14	36
Equity in earnings[9]	5	8	(38)

INCOME BEFORE INCOME TAXES	1,767	1,808	(2)

Provision for income taxes	(431)	(325)	(33)

NET INCOME	$1,336	$1,483	(10)

EARNINGS PER SHARE
Earnings per share - basic	$4.64	$4.84	(4)
Earnings per share - diluted	$4.62	$4.81	(4)

Basic Shares	288.1	306.6
Diluted Shares	289.1	308.0

[1] Franchise fees include fees from our franchise and license agreements, application and relicensing fees, timeshare and yacht fees, co-branded credit card fees, and residential branding fees.
[2] Contract investment amortization includes amortization of capitalized costs to obtain management, franchise, and license contracts and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our property owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5] Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7] General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.
.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted earnings per share, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Six Months Ended
			Percent			Percent
	June 30,	June 30,	Better/	June 30,	June 30,	Better/
	2024	2023	(Worse)	2024	2023	(Worse)
Total revenues, as reported	$6,439	$6,075		$12,416	$11,690
Less: Cost reimbursement revenue	(4,728)	(4,457)		(9,161)	(8,604)
Adjusted total revenues†	1,711	1,618		3,255	3,086

Operating income, as reported	1,195	1,096		2,071	2,047
Less: Cost reimbursement revenue	(4,728)	(4,457)		(9,161)	(8,604)
Add: Reimbursed expenses	4,645	4,366		9,146	8,502
Add: Merger-related charges and other	8	38		16	39
Adjusted operating income†	1,120	1,043	7%	2,072	1,984	4%

Operating income margin	19%	18%		17%	18%
Adjusted operating income margin†	65%	64%		64%	64%

Net income, as reported	772	726		1,336	1,483
Less: Cost reimbursement revenue	(4,728)	(4,457)		(9,161)	(8,604)
Add: Reimbursed expenses	4,645	4,366		9,146	8,502
Add: Merger-related charges and other	8	38		16	39
Income tax effect of above adjustments	19	17		(1)	18
Less: Income tax special items	—	—		—	(100)
Adjusted net income†	$716	$690	4%	$1,336	$1,338	—%

Diluted earnings per share, as reported	$2.69	$2.38		$4.62	$4.81
Adjusted diluted earnings per share†	$2.50	$2.26	11%	$4.62	$4.35	6%

† Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of June 30, 2024

	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Managed	617	213,712	1,363	354,789	1,980	568,501
Marriott Hotels	101	56,736	186	58,147	287	114,883
Sheraton	26	20,869	182	61,494	208	82,363
Courtyard	156	25,372	128	27,744	284	53,116
Westin	40	22,344	78	23,608	118	45,952
JW Marriott	23	13,189	74	26,496	97	39,685
The Ritz-Carlton	41	12,354	77	18,047	118	30,401
Renaissance	21	9,065	53	16,542	74	25,607
Four Points	1	134	87	24,339	88	24,473
Le Méridien	1	100	71	19,861	72	19,961
W Hotels	23	6,516	42	11,805	65	18,321
Residence Inn	73	12,002	9	1,116	82	13,118
St. Regis	11	2,169	47	10,285	58	12,454
Delta Hotels by Marriott	25	6,770	26	4,924	51	11,694
Fairfield by Marriott	6	1,431	78	9,848	84	11,279
Gaylord Hotels	6	10,220	—	—	6	10,220
Aloft	2	505	44	9,696	46	10,201
The Luxury Collection	6	2,296	39	7,737	45	10,033
Autograph Collection	9	2,862	15	3,021	24	5,883
Marriott Executive Apartments	—	—	35	5,011	35	5,011
EDITION	5	1,379	15	2,844	20	4,223
SpringHill Suites	23	3,872	—	—	23	3,872
Element	3	810	14	2,803	17	3,613
AC Hotels by Marriott	8	1,512	11	1,892	19	3,404
Moxy	1	380	12	2,771	13	3,151
Protea Hotels	—	—	23	2,824	23	2,824
Tribute Portfolio	—	—	10	1,284	10	1,284
TownePlace Suites	6	825	—	—	6	825
Bulgari	—	—	7	650	7	650
Owned/Leased	13	4,335	37	8,775	50	13,110
Marriott Hotels	2	1,304	5	1,631	7	2,935
Courtyard	7	987	4	894	11	1,881
Sheraton	—	—	4	1,830	4	1,830
W Hotels	2	779	2	665	4	1,444
Westin	1	1,073	—	—	1	1,073
Protea Hotels	—	—	5	912	5	912
The Ritz-Carlton	—	—	2	550	2	550
Renaissance	—	—	2	505	2	505
JW Marriott	—	—	1	496	1	496
The Luxury Collection	—	—	3	383	3	383
Autograph Collection	—	—	5	360	5	360
Residence Inn	1	192	1	140	2	332
Tribute Portfolio	—	—	2	249	2	249
St. Regis	—	—	1	160	1	160

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of June 30, 2024

	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Franchised, Licensed, and Other	5,425	818,512	1,384	244,237	6,809	1,062,749
Courtyard	910	121,873	126	23,197	1,036	145,070
Fairfield by Marriott	1,159	109,225	68	11,574	1,227	120,799
Residence Inn	794	94,604	36	4,670	830	99,274
Marriott Hotels	230	73,263	67	19,385	297	92,648
Sheraton	140	43,453	80	22,834	220	66,287
SpringHill Suites	534	62,100	—	—	534	62,100
Autograph Collection	150	33,810	141	28,245	291	62,055
TownePlace Suites	511	51,664	—	—	511	51,664
Westin	94	31,759	31	9,774	125	41,533
Four Points	150	22,503	77	13,609	227	36,112
AC Hotels by Marriott	113	18,471	107	15,707	220	34,178
Aloft	162	23,224	27	5,060	189	28,284
Renaissance	68	19,060	31	8,044	99	27,104
MGM Collection with Marriott Bonvoy**	12	26,210	—	—	12	26,210
Moxy	39	6,899	97	18,372	136	25,271
Timeshare*	72	18,839	21	3,906	93	22,745
Tribute Portfolio	71	14,016	42	5,670	113	19,686
Delta Hotels by Marriott	67	15,002	20	4,496	87	19,498
The Luxury Collection	13	7,607	57	10,414	70	18,021
City Express by Marriott	—	—	151	17,571	151	17,571
Element	83	11,136	3	397	86	11,533
Le Méridien	24	5,389	22	5,746	46	11,135
Design Hotels*	16	1,904	120	8,266	136	10,170
JW Marriott	12	6,072	15	3,272	27	9,344
Protea Hotels	—	—	35	3,035	35	3,035
The Ritz-Carlton	1	429	—	—	1	429
Marriott Executive Apartments	—	—	3	242	3	242
W Hotels	—	—	1	226	1	226
Bulgari	—	—	2	161	2	161
The Ritz-Carlton Yacht Collection*	—	—	1	149	1	149
Four Points Express	—	—	2	108	2	108
Apartments by Marriott Bonvoy	—	—	1	107	1	107
Residences	71	7,631	59	6,668	130	14,299
The Ritz-Carlton Residences	43	4,790	19	1,756	62	6,546
St. Regis Residences	10	1,198	13	1,785	23	2,983
W Residences	10	1,092	7	549	17	1,641
Marriott Hotels Residences	—	—	4	981	4	981
Westin Residences	3	266	2	353	5	619
Bulgari Residences	—	—	5	519	5	519
Sheraton Residences	—	—	3	472	3	472
The Luxury Collection Residences	1	91	3	115	4	206
Renaissance Residences	1	112	—	—	1	112
EDITION Residences	3	82	—	—	3	82
JW Marriott Residences	—	—	1	62	1	62
Le Méridien Residences	—	—	1	62	1	62
Autograph Collection Residences	—	—	1	14	1	14
Grand Total	6,126	1,044,190	2,843	614,469	8,969	1,658,659

[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
** Excludes four MGM Collection with Marriott Bonvoy properties (two Autograph Collection, one Tribute Portfolio, and one The Luxury Collection) which are presented in "Franchised, Licensed and Other" within their respective brands.
In the above table, under “Owned/Leased,” The Luxury Collection, Autograph Collection and Tribute Portfolio include seven total properties that we acquired when we purchased Elegant Hotels Group plc in December 2019, which we currently intend to re-brand under such brands after the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY TIER
As of June 30, 2024

	US & Canada		Total International[1]		Total Worldwide
Total Systemwide	Properties	Rooms	Properties	Rooms	Properties	Rooms
Luxury	204	60,043	434	99,126	638	159,169
JW Marriott	35	19,261	90	30,264	125	49,525
JW Marriott Residences	—	—	1	62	1	62
The Ritz-Carlton	42	12,783	79	18,597	121	31,380
The Ritz-Carlton Residences	43	4,790	19	1,756	62	6,546
The Ritz-Carlton Yacht Collection*	—	—	1	149	1	149
The Luxury Collection	19	9,903	99	18,534	118	28,437
The Luxury Collection Residences	1	91	3	115	4	206
W Hotels	25	7,295	45	12,696	70	19,991
W Residences	10	1,092	7	549	17	1,641
St. Regis	11	2,169	48	10,445	59	12,614
St. Regis Residences	10	1,198	13	1,785	23	2,983
EDITION	5	1,379	15	2,844	20	4,223
EDITION Residences	3	82	—	—	3	82
Bulgari	—	—	9	811	9	811
Bulgari Residences	—	—	5	519	5	519
Premium	1,108	395,587	1,243	313,158	2,351	708,745
Marriott Hotels	333	131,303	258	79,163	591	210,466
Marriott Hotels Residences	—	—	4	981	4	981
Sheraton	166	64,322	266	86,158	432	150,480
Sheraton Residences	—	—	3	472	3	472
Westin	135	55,176	109	33,382	244	88,558
Westin Residences	3	266	2	353	5	619
Autograph Collection	159	36,672	161	31,626	320	68,298
Autograph Collection Residences	—	—	1	14	1	14
Renaissance	89	28,125	86	25,091	175	53,216
Renaissance Residences	1	112	—	—	1	112
Delta Hotels by Marriott	92	21,772	46	9,420	138	31,192
Le Méridien	25	5,489	93	25,607	118	31,096
Le Méridien Residences	—	—	1	62	1	62
MGM Collection with Marriott Bonvoy**	12	26,210	—	—	12	26,210
Tribute Portfolio	71	14,016	54	7,203	125	21,219
Gaylord Hotels	6	10,220	—	—	6	10,220
Design Hotels*	16	1,904	120	8,266	136	10,170
Marriott Executive Apartments	—	—	38	5,253	38	5,253
Apartments by Marriott Bonvoy	—	—	1	107	1	107
Select	4,742	569,721	992	180,600	5,734	750,321
Courtyard	1,073	148,232	258	51,835	1,331	200,067
Fairfield by Marriott	1,165	110,656	146	21,422	1,311	132,078
Residence Inn	868	106,798	46	5,926	914	112,724
SpringHill Suites	557	65,972	—	—	557	65,972
Four Points	151	22,637	164	37,948	315	60,585
TownePlace Suites	517	52,489	—	—	517	52,489
Aloft	164	23,729	71	14,756	235	38,485
AC Hotels by Marriott	121	19,983	118	17,599	239	37,582
Moxy	40	7,279	109	21,143	149	28,422
Element	86	11,946	17	3,200	103	15,146
Protea Hotels	—	—	63	6,771	63	6,771
Midscale	—	—	153	17,679	153	17,679
City Express by Marriott	—	—	151	17,571	151	17,571
Four Points Express	—	—	2	108	2	108
Timeshare*	72	18,839	21	3,906	93	22,745
Grand Total	6,126	1,044,190	2,843	614,469	8,969	1,658,659

[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
** Excludes four MGM Collection with Marriott Bonvoy properties (two Autograph Collection, one Tribute Portfolio, and one The Luxury Collection) which are presented within their respective brands.
In the above table, The Luxury Collection, Autograph Collection and Tribute Portfolio include seven total properties that we acquired when we purchased Elegant Hotels Group plc in December 2019, which we currently intend to re-brand under such brands after the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Three Months Ended June 30, 2024 and June 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Brand	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
JW Marriott	$249.86	1.6%	73.3%	-0.6%	pts.	$340.96	2.4%
The Ritz-Carlton	$352.94	3.3%	69.2%	1.8%	pts.	$510.38	0.6%
W Hotels	$231.58	1.8%	70.9%	0.9%	pts.	$326.44	0.5%
Composite US & Canada Luxury[1]	$298.56	1.5%	71.2%	0.6%	pts.	$419.44	0.6%
Marriott Hotels	$184.03	4.0%	74.4%	0.3%	pts.	$247.21	3.6%
Sheraton	$172.59	8.9%	72.9%	3.0%	pts.	$236.76	4.4%
Westin	$191.97	5.5%	75.2%	2.1%	pts.	$255.20	2.6%
Composite US & Canada Premium[2]	$180.87	5.2%	73.8%	1.0%	pts.	$244.97	3.7%
US & Canada Full-Service[3]	$205.80	4.0%	73.3%	1.0%	pts.	$280.87	2.6%
Courtyard	$124.52	3.1%	72.4%	1.0%	pts.	$172.10	1.6%
Residence Inn	$158.73	1.2%	79.1%	-0.7%	pts.	$200.75	2.1%
Composite US & Canada Select[4]	$136.01	2.3%	74.8%	0.6%	pts.	$181.96	1.4%
US & Canada - All[5]	$189.01	3.7%	73.6%	0.9%	pts.	$256.72	2.4%

Comparable Systemwide US & Canada Properties
	Three Months Ended June 30, 2024 and June 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Brand	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
JW Marriott	$243.31	3.7%	75.1%	0.9%	pts.	$324.17	2.4%
The Ritz-Carlton	$352.42	3.5%	69.7%	1.9%	pts.	$505.31	0.7%
W Hotels	$231.58	1.8%	70.9%	0.9%	pts.	$326.44	0.5%
Composite US & Canada Luxury[1]	$284.64	2.4%	72.5%	1.1%	pts.	$392.58	0.7%
Marriott Hotels	$155.93	5.2%	72.9%	1.3%	pts.	$213.88	3.3%
Sheraton	$139.57	7.5%	72.0%	2.4%	pts.	$193.83	3.9%
Westin	$173.59	4.5%	74.7%	1.6%	pts.	$232.28	2.2%
Composite US & Canada Premium[2]	$157.64	5.5%	72.8%	1.7%	pts.	$216.61	3.0%
US & Canada Full-Service[3]	$171.82	4.9%	72.7%	1.7%	pts.	$236.19	2.5%
Courtyard	$123.46	2.5%	73.9%	0.4%	pts.	$167.06	1.9%
Residence Inn	$140.03	3.1%	80.2%	0.8%	pts.	$174.52	2.1%
Fairfield by Marriott	$102.55	2.5%	74.2%	0.5%	pts.	$138.25	1.8%
Composite US & Canada Select[4]	$121.99	3.1%	76.1%	0.7%	pts.	$160.40	2.1%
US & Canada - All[5]	$142.20	3.9%	74.7%	1.1%	pts.	$190.33	2.4%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Six Months Ended June 30, 2024 and June 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Brand	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
JW Marriott	$255.92	2.5%	72.2%	0.0%	pts.	$354.38	2.5%
The Ritz-Carlton	$351.79	2.3%	67.1%	0.9%	pts.	$524.52	1.0%
W Hotels	$209.99	0.5%	64.8%	1.0%	pts.	$324.30	-1.0%
Composite US & Canada Luxury[1]	$306.08	1.3%	69.3%	0.6%	pts.	$441.67	0.4%
Marriott Hotels	$170.40	4.2%	70.4%	0.6%	pts.	$242.10	3.2%
Sheraton	$163.33	9.9%	69.5%	3.4%	pts.	$235.05	4.5%
Westin	$173.17	4.5%	69.6%	1.1%	pts.	$248.68	2.8%
Composite US & Canada Premium[2]	$167.57	4.6%	69.7%	0.8%	pts.	$240.28	3.4%
US & Canada Full-Service[3]	$196.92	3.5%	69.6%	0.8%	pts.	$282.73	2.3%
Courtyard	$112.86	1.6%	67.2%	0.2%	pts.	$168.05	1.2%
Residence Inn	$151.06	0.5%	75.9%	-1.4%	pts.	$199.03	2.3%
Composite US & Canada Select[4]	$126.13	1.3%	70.3%	-0.2%	pts.	$179.48	1.6%
US & Canada - All[5]	$179.89	3.1%	69.8%	0.6%	pts.	$257.72	2.3%

Comparable Systemwide US & Canada Properties
	Six Months Ended June 30, 2024 and June 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Brand	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
JW Marriott	$245.84	3.2%	73.1%	0.4%	pts.	$336.28	2.6%
The Ritz-Carlton	$347.55	2.4%	67.2%	1.0%	pts.	$516.93	0.9%
W Hotels	$209.99	0.5%	64.8%	1.0%	pts.	$324.30	-1.0%
Composite US & Canada Luxury[1]	$286.72	1.7%	70.1%	0.7%	pts.	$409.26	0.6%
Marriott Hotels	$142.83	4.2%	68.2%	0.7%	pts.	$209.49	3.0%
Sheraton	$126.08	7.1%	66.7%	2.0%	pts.	$188.96	3.9%
Westin	$161.00	3.4%	70.2%	1.0%	pts.	$229.25	2.0%
Composite US & Canada Premium[2]	$144.83	4.4%	68.2%	1.1%	pts.	$212.36	2.6%
US & Canada Full-Service[3]	$160.68	3.8%	68.4%	1.1%	pts.	$234.88	2.2%
Courtyard	$111.23	1.2%	68.9%	-0.4%	pts.	$161.51	1.7%
Residence Inn	$129.25	1.9%	76.1%	-0.2%	pts.	$169.79	2.1%
Fairfield by Marriott	$91.03	1.0%	68.5%	-0.5%	pts.	$132.88	1.7%
Composite US & Canada Select[4]	$110.68	1.8%	71.3%	-0.1%	pts.	$155.17	1.9%
US & Canada - All[5]	$130.96	2.8%	70.1%	0.4%	pts.	$186.70	2.2%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended June 30, 2024 and June 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Region	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
Europe	$241.85	6.7%	75.9%	0.5%	pts.	$318.49	6.0%
Middle East & Africa	$121.16	16.8%	65.1%	3.5%	pts.	$186.07	10.6%
Greater China	$82.54	-4.6%	68.9%	0.9%	pts.	$119.84	-5.9%
Asia Pacific excluding China	$110.52	12.0%	70.6%	4.1%	pts.	$156.54	5.4%
Caribbean & Latin America	$171.04	6.3%	66.5%	3.6%	pts.	$257.16	0.5%

International - All[1]	$121.60	6.4%	69.3%	2.4%	pts.	$175.42	2.8%

Worldwide[2]	$150.24	4.9%	71.1%	1.7%	pts.	$211.16	2.4%

Comparable Systemwide International Properties
	Three Months Ended June 30, 2024 and June 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Region	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
Europe	$171.89	6.6%	75.0%	2.1%	pts.	$229.13	3.6%
Middle East & Africa	$113.15	18.1%	64.9%	3.8%	pts.	$174.41	11.2%
Greater China	$77.12	-4.2%	67.9%	0.7%	pts.	$113.54	-5.1%
Asia Pacific excluding China	$113.44	13.0%	71.0%	4.3%	pts.	$159.71	6.2%
Caribbean & Latin America	$149.03	8.6%	66.5%	3.8%	pts.	$224.16	2.4%

International - All[1]	$121.14	7.4%	69.7%	2.6%	pts.	$173.80	3.4%

Worldwide[2]	$135.52	4.9%	73.1%	1.6%	pts.	$185.33	2.6%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Six Months Ended June 30, 2024 and June 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Region	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
Europe	$195.35	6.0%	68.8%	0.8%	pts.	$283.82	4.7%
Middle East & Africa	$133.70	14.3%	67.7%	3.4%	pts.	$197.43	8.5%
Greater China	$83.84	0.1%	67.2%	1.6%	pts.	$124.72	-2.2%
Asia Pacific excluding China	$117.65	14.1%	71.5%	4.8%	pts.	$164.59	6.5%
Caribbean & Latin America	$196.16	8.2%	67.3%	2.8%	pts.	$291.59	3.7%

International - All[1]	$122.39	8.2%	68.6%	2.8%	pts.	$178.27	3.9%

Worldwide[2]	$146.83	5.5%	69.1%	1.8%	pts.	$212.38	2.7%

Comparable Systemwide International Properties
	Six Months Ended June 30, 2024 and June 30, 2023
	REVPAR		Occupancy			Average Daily Rate
Region	2024	vs. 2023	2024	vs. 2023		2024	vs. 2023
Europe	$139.27	6.6%	67.1%	2.7%	pts.	$207.57	2.4%
Middle East & Africa	$123.62	15.5%	66.7%	3.3%	pts.	$185.36	9.8%
Greater China	$78.13	0.4%	66.3%	1.5%	pts.	$117.82	-1.8%
Asia Pacific excluding China	$118.61	14.8%	71.3%	4.7%	pts.	$166.35	7.3%
Caribbean & Latin America	$167.20	10.3%	68.1%	3.8%	pts.	$245.56	4.2%

International - All[1]	$118.42	9.0%	67.9%	3.0%	pts.	$174.42	4.2%

Worldwide[2]	$126.98	4.5%	69.4%	1.2%	pts.	$182.89	2.7%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2024
	First Quarter	Second Quarter	Total
Net income, as reported	$564	$772	$1,336
Cost reimbursement revenue	(4,433)	(4,728)	(9,161)
Reimbursed expenses	4,501	4,645	9,146
Interest expense	163	173	336
Interest expense from unconsolidated joint ventures	2	2	4
Provision for income taxes	163	268	431
Depreciation and amortization	45	47	92
Contract investment amortization	23	27	50
Depreciation and amortization classified in reimbursed expenses	48	50	98
Depreciation, amortization, and impairments from unconsolidated joint ventures	5	3	8
Stock-based compensation	53	57	110
Merger-related charges and other	8	8	16
Adjusted EBITDA†	$1,142	$1,324	$2,466

Change from 2023 Adjusted EBITDA†	4%	9%	6%

	Fiscal Year 2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$757	$726	$752	$848	$3,083
Cost reimbursement revenue	(4,147)	(4,457)	(4,391)	(4,418)	(17,413)
Reimbursed expenses	4,136	4,366	4,238	4,684	17,424
Interest expense	126	140	146	153	565
Interest expense from unconsolidated joint ventures	1	1	3	1	6
Provision (benefit) for income taxes	87	238	237	(267)	295
Depreciation and amortization	44	48	46	51	189
Contract investment amortization	21	22	23	22	88
Depreciation and amortization classified in reimbursed expenses	31	38	39	51	159
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	3	6	6	19
Stock-based compensation	37	56	54	58	205
Merger-related charges and other	1	38	13	8	60
Gain on asset dispositions	—	—	(24)	—	(24)
Adjusted EBITDA†	$1,098	$1,219	$1,142	$1,197	$4,656

† Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
THIRD QUARTER 2024
($ in millions)

	Range
	Estimated Third Quarter 2024		Third Quarter 2023
Net income excluding certain items[1]	$643	$661
Interest expense	175	175
Interest expense from unconsolidated joint ventures	2	2
Provision for income taxes	223	230
Depreciation and amortization	45	45
Contract investment amortization	25	25
Depreciation and amortization classified in reimbursed expenses	50	50
Depreciation, amortization, and impairments from unconsolidated joint ventures	5	5
Stock-based compensation	57	57
Adjusted EBITDA†	$1,225	$1,250	$1,142

Increase over 2023 Adjusted EBITDA†	7%	9%

† Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related charges and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any asset sales that may occur during the year, which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FULL YEAR 2024
($ in millions)

	Range
	Estimated Full Year 2024		Full Year 2023
Net income excluding certain items[1]	$2,634	$2,683
Interest expense	698	698
Interest expense from unconsolidated joint ventures	7	7
Provision for income taxes	885	901
Depreciation and amortization	183	183
Contract investment amortization	103	103
Depreciation and amortization classified in reimbursed expenses	200	200
Depreciation, amortization, and impairments from unconsolidated joint ventures	18	18
Stock-based compensation	222	222
Adjusted EBITDA†	$4,950	$5,015	$4,656

Increase over 2023 Adjusted EBITDA†	6%	8%

† Denotes non-GAAP financial measures. Please see pages A-14 and A-15 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related charges and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Guidance does not reflect any asset sales that may occur during the year, which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, on the related conference call, and in the infographic made available in connection with our press release, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are labeled as “adjusted” and/or identified with the symbol “†”. We discuss the manner in which the non-GAAP measures reported in this press release, schedules, and infographic are determined and management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile each to the most directly comparable GAAP measures (with respect to the forward-looking non-GAAP measures, to the extent available without unreasonable efforts). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, net income, earnings per share, or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin. Adjusted operating income and Adjusted operating income margin exclude cost reimbursement revenue, reimbursed expenses, merger-related charges and other expenses, and certain non-cash impairment charges (when applicable). Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income and Adjusted Diluted Earnings Per Share. Adjusted net income and Adjusted diluted earnings per share reflect our net income and diluted earnings per share excluding the impact of cost reimbursement revenue, reimbursed expenses, merger-related charges and other expenses, certain non-cash impairment charges (when applicable), and gains and losses on asset dispositions made by us or by our joint venture investees (when applicable). Additionally, Adjusted net income and Adjusted diluted earnings per share exclude the income tax effect of the above adjustments (calculated using an estimated tax rate applicable to each adjustment) and income tax special items, which in 2023 primarily related to the resolution of tax audits. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation and amortization, provision (benefit) for income taxes, merger-related charges and other expenses, and stock-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes certain non-cash impairment charges and gains and losses on asset dispositions made by us or by our joint venture investees.

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income and Adjusted diluted earnings per share, and Adjusted EBITDA, we exclude merger-related charges and other expenses as well as non-cash impairment charges (if above a specified threshold) related to our management and franchise contracts (if the impairment is non-routine), leases, equity investments, and other capitalized assets, which we record in the “Contract investment amortization,” “Depreciation, amortization, and other,” and “Equity in earnings” captions of our Condensed Consolidated Statements of Income (our “Income Statements”), to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our property owners. We do not operate these programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our property owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from property owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items. Our use of Adjusted EBITDA also facilitates comparison with results from other lodging companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense, which we report under “Depreciation, amortization, and other” as well as depreciation and amortization classified in “Contract investment amortization,” “Reimbursed expenses,” and “Equity in earnings” of our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation and amortization classified in “Reimbursed expenses” reflects depreciation and amortization of Marriott-owned assets, for which we receive cash from owners to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR, which we calculate by dividing property level room revenue by rooms available for the period, is a meaningful

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

indicator of our performance because it measures the period-over-period change in room revenues. RevPAR may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We also believe occupancy and average daily rate (“ADR”), which are components of calculating RevPAR, are meaningful indicators of our performance. Occupancy, which we calculate by dividing total rooms sold by total rooms available for the period, measures the utilization of a property’s available capacity. ADR, which we calculate by dividing property level room revenue by total rooms sold, measures average room price and is useful in assessing pricing levels. Comparisons to prior periods are on a constant U.S. dollar basis, which we calculate by applying exchange rates for the current period to the prior comparable period. We believe constant dollar analysis provides valuable information regarding our properties’ performance as it removes currency fluctuations from the presentation of such results.

We define our comparable properties as our properties that were open and operating under one of our hotel brands since the beginning of the last full calendar year (since January 1, 2023 for the current period) and have not, in either the current or previous year: (1) undergone significant room or public space renovations or expansions, (2) been converted between company-operated and franchised, or (3) sustained substantial property damage or business interruption. Our comparable properties also exclude MGM Collection with Marriott Bonvoy, Design Hotels, The Ritz-Carlton Yacht Collection, and timeshare properties.

Non-RevPAR Related Franchise Fees. In this press release, we also discuss non-RevPAR related franchise fees, which include co-branded credit card, timeshare and yacht fees, residential branding fees, franchise application and relicensing fees, and certain other non-hotel licensing fees.